UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 713-840-6495

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

General

On October 18, 2019, Discovery Energy SA Pty Ltd, a company formed under the laws of Australia (“DESAL”), the sole subsidiary of Discovery Energy Corp. (“Discovery”), entered into two related material definitive agreements with WESI PEL512 Pty Ltd, a company formed under the laws of New South Wales, Australia (“WESI”). Discovery’s management has been advised that WESI is a recently formed entity that plans on becoming a public entity by undertaking a reverse merger with an existing company traded on the Australian Stock Exchange.

The first of the two agreements is a farmout agreement (the “Farmout Agreement”). Pursuant to the Farmout Agreement, DESAL is to assign to WESI one-half of DESAL’s 100% working interest in the South and Lycium blocks (collectively, the “Contract Area”) of DESAL’s 584,651 gross acres prospect (the “Prospect”) in the State of South Australia covered by Petroleum Exploration License PEL 512 (the “License”). The assignment to WESI is referred to hereinafter as the “Assignment.” The South and Lycium blocks comprise an aggregate of 182,364 gross acres of the Prospect. Immediately after the Assignment, each of DESAL and WESI will own a 50% working interest in the Contract Area. DESAL will continue to own a 100% working interest in a third block (“West”) forming a portion of the Prospect and comprising an aggregate of 402,287 gross acres of the Prospect. DESAL and WESI have agreed to work together in good faith and use reasonable efforts to find a mutually satisfactory means to implement the preceding arrangement beyond the terms of the Farmout Agreement.

The second of the two agreements is a joint operating agreement (the “JOA”), which implements certain operational aspects relating to the Farmout Agreement and the subsequent working interest ownership and operation of the Contract Area.

The next section contains a description of the Farmout Agreement and JOA, as they operate as a whole. This description does not purport to be complete and is qualified in its entirety by reference to the actual versions of these documents, which will be filed as exhibits to Discovery’s next Quarterly Report on Form 10-Q. All dollar figures set forth below represent Australian (“AU”) dollars. On October 18, 2019, the exchange rate was US$1.00/AU$1.46.

Description of Agreements

The following is a summary of the terms, provisions and conditions of the Farmout Agreement and JOA, as they operate as a whole:

*	In consideration of the Assignment, WESI (a) will pay to DESAL AU$2.5 million in cash (the “Cash Consideration”) within forty five (45) days of the signing of the Farmout Agreement and (b) will be responsible for all investment expenditures of oil and gas exploration and development activities on the Contract Area contemplated by an agreed work program and budget (including those for which DESAL would otherwise be responsible) up to a maximum of AU$30.5 million, excluding certain amounts (WESI’s obligations described in this (b) are referred to hereinafter as the “E&D Expenditure Obligations”). DESAL and WESI will bear production and sales expenses pro rata based on their respective working interests. Management believes that the expenditures to be made pursuant to the E&D Expenditure Obligations will be sufficient to satisfy all or the bulk of the work commitment under the License. Quarterly, WESI will be obligated to deposit in a designated bank account the amount of estimated investment expenditures for the forthcoming quarter (such deposits are referred to hereinafter as the “Quarterly Deposits”). After WESI has satisfied its E&D Expenditure Obligations, DESAL and WESI will bear the investment expenditures of further exploration and development activities pro rata based on their respective working interests, except as otherwise described below.

*	To secure the E&D Expenditure Obligations, WESI is obligated to obtain surety bonds to cover estimated investment expenditures for the two calendar quarters subsequent to the quarter for which the most recent Quarterly Deposit was remitted and investment expenditures incurred but not previously paid, as the same shall change from time to time, payable to DESAL after any WESI default (collectively the “Surety Bonds”).

*	DESAL’s obligation to complete the Assignment pursuant to the Farmout Agreement is subject to certain conditions precedent that must be satisfied within certain stipulated time periods (collectively, the “Conditions Precedent”), which include the following:

**	WESI shall have paid the Cash Consideration.
**	All required third-party consents shall have been obtained.
**	The Farmout Agreement, JOA and Assignment documents shall have been approved and registered by the overseeing government agencies.

The Assignment is to be completed within five days after the satisfaction of the Conditions Precedent. The Farmout Agreement will automatically terminate if WESI fails to pay timely the Cash Consideration, and DESAL has the right to terminate the Farmout Agreement if any of the other Conditions Precedent are not timely satisfied.

*	WESI will act as contract operator with respect to the Contract Area for the sole and limited purposes of conducting, carrying out and satisfying in full the agreed work program and budget. DESAL shall remain the named operator for all other purposes, including maintaining its status as operator of record. WESI could become the full operator with respect to the Contract Area after it has fully satisfied its E&D Expenditure Obligations.

*	Certain decisions relating to the business activities of DESAL and WESI are to be made by an operating committee, in some cases upon the advice of a technical subcommittee. Each of the operating committee and technical subcommittee will have one representative from each of DESAL and WESI. The operating committee is to be guided by certain principles contained in the Farmout Agreement. Until WESI has fully satisfied its E&D Expenditure Obligations, decisions of the operating committee are to be unanimous; provided, however, that if (after completing a procedure provided for in the Farmout Agreement) the operating committee cannot agree upon any initial or annual work program and budget for operations and activities to be conducted pursuant to the Farmout Agreement and JOA, DESAL alone shall be entitled to decide all matters remaining unresolved. After WESI has fully satisfied its E&D Expenditure Obligations, decisions will be made in accordance with the JOA, whose operation is effectively similar to the decision making scheme described earlier in this paragraph, except that DESAL would no longer have the ability to decide unresolved matters relating to any work program and budget, and a deadlock with respect thereto would be possible. Moreover, under certain circumstances (such as when WESI’s ownership interest in the Contract Area increases as described immediately below and when other parties might be added to the JOA), DESAL could effectively lose its “veto” power under the JOA.

*	After WESI has satisfied its E&D Expenditure Obligations, DESAL in its discretion may request that WESI extend DESAL’s carried position by WESI permanently being responsible for all investment expenditures of further exploration and development activities. If WESI accepts this request, the following results will occur:

**	DESAL will assign to WESI an additional portion of its working interest in the Contract Area such that after the second assignment WESI and DESAL shall respectively own 77.5% and 22.5% working interests in the Contract Area.
**	WESI will be responsible for all investment expenditures of further exploration and development activities.
**	WESI and DESAL will respectively have rights under the JOA of “operator” and “non-operator.”

*	If WESI fails to complete any work or pay any amounts for which it is responsible, it will be in default and such amounts (less any amounts received by DESAL on the Surety Bonds) shall accrue interest. If WESI fails to make a Quarterly Deposit after an opportunity to cure or certain insolvency events involving WESI occur, DESAL may require WESI to withdraw completely from the JOA and the License, and reassign WESI’s working interest in and to the License to DESAL.

*	The Farmout Agreement contains transfer restrictions and right of first refusal agreements governing proposed transfers by DESAL and WESI of their individual interests in the License and Prospect. Discovery believes that these agreements are reasonable and appropriate.

*	The Farmout Agreement and JOA contain other agreements, representations, warranties, and indemnities that Discovery believes are customary and reasonable for documents of their nature.

*	The JOA has a specified term that approximates the term of the License with some slight variations at the end of the term. The Farmout Agreement does not have a specified term, but generally its terms and provisions are expected to have little effect after the E&D Expenditure Obligations have been satisfied in full. Nevertheless, the Farmout Agreement prohibits WESI from voluntarily withdrawing from the Farmout Agreement and the License until the E&D Expenditure Obligations have been satisfied in full.

In connection with the entry into the Farmout Agreement and JOA, that certain Securities Purchase Agreement executed on May 27, 2016 initially by and among Discovery and DEC Funding LLC and to which DESAL and Texican Energy Corporation were later added as parties was amended to permit the transactions provided for in the Farmout Agreement and JOA. A copy of this amendment which will be filed as an exhibit to Discovery’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.
(Registrant)

Date: October 24, 2019	By:	/s/ William E. Begley, Jr.
William E. Begley, Jr.,
President